Form 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WisdomTree Trust

(Exact name of the fund as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Park Avenue, 35th Floor New York, NY 10167

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Tech, Media and Telecom Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Health Care Fund

NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132380

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of the series of WisdomTree Trust (the “Trust”) to be registered hereunder is set forth in the Post-Effective Amendment No. to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864) as set forth in the table below, each as filed with the Securities and Exchange Commission on January 22, 2014 (each, a “PEA”). In addition, the applicable I.R.S. Employer Identification Number (“EIN”) for each series is set forth in the table below.

WisdomTree Fund	PEA No.	EIN
WisdomTree Japan Hedged Real Estate Fund	304	46-4422185
WisdomTree Japan Hedged Financials Fund	305	46-4438891
WisdomTree Japan Hedged Tech, Media and Telecom Fund	306	46-4453204
WisdomTree Japan Hedged Capital Goods Fund	307	46-4467563
WisdomTree Japan Hedged Health Care Fund	308	46-4480255

Item 2:	Exhibits.

1. The Trust’s Trust Instrument dated December 15, 2005 (“Trust Instrument”) is incorporated herein by reference to Exhibit (a)(1) to Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on July 26, 2006.

2. Schedule A, as revised, to the Trust Instrument adding the new series is incorporated herein by reference to exhibit (a)(2) of the PEA.

3. The Trust’s By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 4th Day of April 2014.

WisdomTree Trust

By:	/s/ Ryan Louvar
Name:	Ryan Louvar
Title:	Secretary